Exhibit 99.1

Investors
Louis Alterman
404-748-7650 678-472-3252 (mobile) altermanlo@corp.earthlink.net

Media

Michele Sadwick

404-748-7255

404-769-8421 (mobile)

sadwick@corp.earthlink.net

EARTHLINK TO ACQUIRE ONE COMMUNICATIONS CORP.

Expands EarthLink Business Fiber Network and Customer Base in Northeast,

Midwest and Mid-Atlantic Regions

•                  Builds on Deltacom Acquisition, Further Establishes EarthLink as a Leading IP Infrastructure and Services Company

•                  EarthLink Intends to Set New Quarterly Dividend Rate to Retain Financial Flexibility for Additional Strategic Initiatives

ATLANTA, GA — December 20, 2010 — EarthLink, Inc. (NASDAQ: ELNK) today announced a definitive merger agreement under which EarthLink will acquire One Communications Corp. (One Comm) for $370 million, which includes payment of approximately $285 million of One Comm net debt. One Comm stockholders have the right to elect to receive the net merger consideration in the form of cash or EarthLink common stock. The transaction purchase price represents a multiple of approximately 3.7x Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Information for One Communications Corp.” below) for the twelve months ended September 30, 2010, including $20 million in expected cost synergies and excluding one-time transaction costs. One Comm’s shareholders will retain liability for all costs relating to One Comm’s pending litigation with Verizon New York Inc.  The merger has been approved by the Boards of Directors of both companies and the stockholders of One Comm.

The acquisition will provide EarthLink with:

•                  a strong IP network footprint in the Northeast, Midwest, and Mid Atlantic regions;

•                  overlapping connection cities with EarthLink Business (formerly Deltacom) long-haul routes in major markets including Washington, D.C., Baltimore, Philadelphia and New York City;

•                  geographical expansion and scale for managed IP services product strategy supported by a talented  One Comm employee base; and

•                  a solid foundation for potential future acquisitions of revenue bases in the region.

One Comm, with corporate headquarters in Burlington, Massachusetts, and operational headquarters in Rochester, New York, is one of the largest privately held, multi-regional integrated telecommunications solutions providers in the United States.  With approximately 1,500 employees, One Comm serves approximately 113,000 small and mid-sized business customers in 17 states across the Northeast, Mid-Atlantic and Upper Midwest, including the major metropolitan markets of Boston, New York, Philadelphia, Baltimore and the District of Columbia.  One Comm’s products include a wide range of data, voice (both traditional and VoIP) and integrated voice/data solutions that scale with bandwidths ranging from T1s to fiber-based speeds.  One Comm’s network consists of 629 collocations, connected by more than 11,700 route miles of fiber.

EarthLink plans to integrate One Comm into its newly established EarthLink Business division, which currently consists of products and capabilities of its former New Edge Network, Deltacom and EarthLink Business Solutions divisions. After the closing of this transaction, EarthLink Business will operate a nationwide IP network with underlying fiber assets in 30 of the top 50 MSAs in the country. The combined fiber network will span approximately 28,000 route miles across 27 states, with 923 collocations, 55 IP and circuit-based switches and 68 metro fiber rings.  With the addition of One Comm, EarthLink will have nearly 3,500 employees nationwide.

“The acquisition of One Communications is a significant development in further transforming EarthLink into one of the largest IP services companies in the U.S.  We will now have a fiber-based IP network that covers a substantial portion of the key business markets across the eastern half of the United States, as well as substantial revenue and EBITDA scale in our strategic line of business,” said EarthLink Chairman and Chief Executive Officer Rolla P. Huff.  “We fully recognize the declining trend line of One Comm’s revenue and EBITDA as the company has struggled to deal with the uncertainty of their debt covenants and pending litigation.  We have taken the opportunity to acquire their network assets and customer base at an attractive valuation multiple.  We are confident that EarthLink’s nationwide IP service offering, substantial free cash flow, strong balance sheet, and strong track record of customer service and operating excellence will add meaningful stability to the financial and operating performance of the company.”

“As part of our evolution, our management team and Board of Directors have carefully evaluated our capital structure alternatives for our transformed business.  Given the substantial opportunities we believe exist for continued value creation by investing in our strategic line of business, the Board of Directors has decided to adjust the EarthLink quarterly dividend rate to $0.05 per share. We are pleased that EarthLink will be uniquely positioned in this industry to offer its shareholders a dividend yield,” added Huff.

EarthLink ended the third quarter of 2010 with $572 million in cash and marketable securities pro forma the recent closing of its $527 million acquisition of ITC^DeltaCom. EarthLink’s share repurchase program has approximately $146 million available under the current authorization.

Pro Forma Financials

On a pro forma basis, for the 12-month period ended September 30, 2010, EarthLink and Deltacom together with One Comm would have generated approximately $1.64 billion in revenue, $1.15 billion of which is from its combined business services segments. During this period, One Comm generated $79 million in Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Information for One Communications Corp.” below).   EarthLink expects to achieve annual cost synergies of approximately $20 million to be fully realized on a run rate basis by the end of the third year after closing.

All of One Comm’s outstanding indebtedness will be paid by the shareholders of One Comm from the cash proceeds of the merger.

Transaction Terms and Structure

The agreement provides for EarthLink’s acquisition of One Comm by means of a merger of a newly formed indirect subsidiary with and into One Comm, with One Comm surviving as an indirect wholly owned subsidiary of EarthLink. The agreement contains customary representations, warranties, covenants, closing conditions and escrow and indemnification protection.

The closing of the merger is subject to the satisfaction of several conditions, including receipt of required regulatory approvals from the Federal Communications Commission and certain state public utilities commissions and expiration or termination of the waiting period under the Hart-Scott-Rodino Act. Subject to the fulfillment of these conditions, the transaction is expected to close in the first half of 2011.

Greenhill & Co. LLC acted as financial advisor to EarthLink and rendered a fairness opinion to the EarthLink Board of Directors in connection with the transaction.  Houlihan Lokey Capital, Inc. also rendered a fairness opinion to the EarthLink Board. King & Spalding LLP was EarthLink’s M&A legal counsel. Blackstone Advisory Services L.P. acted as financial advisor to One Comm, and Kelley, Drye & Warren LLP was its legal counsel.

Conference Call

EarthLink will host a conference call to discuss the transaction today at 8:45 a.m. Eastern Time Those wishing to participate in the call should dial 800-706-0730 (U.S. and Canada) or 706-634-5173 (international) approximately 10 minutes prior to the start of the call and reference the “EarthLink Conference Call.”

A listen-only webcast will be available at http://ir.earthlink.net/index.cfm. A replay of the call will be available two hours after the call by dialing 800-642-1687 Passcode 33481648.

About EarthLink

EarthLink, Inc. (NASDAQ: ELNK) is a leading provider of Internet Protocol (IP) infrastructure and services to medium-sized and large businesses, enterprise organizations and over 1.5 million consumers across the United States.  The company has been providing Internet access and communications services for decades and has earned an award-winning reputation for both outstanding customer service and product innovation.  For consumers, EarthLink is a leading Internet Service Provider connecting people to the power and possibilities of the Internet.  EarthLink Business™ provides voice, data, mobile and equipment services over a Southeast fiber network and MPLS-based services nationwide.  For more information, visit EarthLink’s website www.earthlink.net.

Cautionary Information Regarding Forward-Looking Statements for EarthLink, Inc.

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, the successful completion of the pending acquisition of One Communications Corp., including the receipt of required regulatory approvals; the ability to realize expected synergies, cost savings and growth opportunities; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer or present greater cost to realize than expected; our ability to successfully integrate the operations of One Communications Corp. upon its acquisition without detracting from our current operations; our ability to execute our acquisition strategy; and other unforeseen difficulties that may occur. These risks and uncertainties also include (1) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access subscriber base from narrowband to broadband, will adversely affect our results of operations; (2) that we will have less ability in the future to implement cost reductions to offset our revenue declines, which will adversely affect our results of operations; (3) that we face significant competition which could reduce our profitability; (4) that adverse economic conditions may harm our business; (5) that we may not be able to execute our business strategy for our Business Services segment, which could adversely impact our results of operations and cash flows; (6) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (7) that our business is dependent on the availability of third-party telecommunications service providers; (8) that we may be unable to retain sufficient qualified personnel, particularly in light of recent workforce and cost reduction initiatives and in a recovering economy, and the loss of any of our key executive officers could adversely affect us; (9) that we may be unsuccessful in making and integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (10) that if we do not continue to innovate and provide products and services that are useful to subscribers, we may not remain competitive, and our revenues and operating results could suffer; (11) that our business may suffer if third parties used for customer service and technical support and certain billing services are unable to provide these services or terminate their relationships with us; (12) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (13) that government regulations could adversely affect our business or force us to change our business practices; (14) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services;  (15) that we may not be able to protect our intellectual property; (16) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (17) that if we are unable to successfully defend against legal actions we could face substantial liabilities; (18) that our business depends on effective business support systems, processes and personnel; (19) that as a result of our continuing review of our business, we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (20) that we may be required to recognize additional impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (21) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (22) that we may reduce, or cease payment of, quarterly dividends; (23) that our stock price may be volatile; (24) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (25) that provisions of our second restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of management; (26) that we may be unsuccessful in integrating our acquisition of ITC^DeltaCom, which could result in operating difficulties, losses and other adverse consequences; and (27) that we are exposed to additional risks specific to ITC^DeltaCom’s business and industry, which could adversely affect our financial condition, results of operations and cash flows. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Form 10-Q for the period ended September 30, 2010.

Non-GAAP Information for One Communications Corp.

Adjusted EBITDA is defined by One Comm as loss from continuing operations before interest expense and income, net, income taxes, depreciation and amortization, stock-based compensation expense, reversal of goodwill impairment and other income or loss.

Adjusted EBITDA is a non-GAAP financial performance measure.  It should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles. This financial performance measure is not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies, and should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. generally accepted accounting principles. This financial performance measure is commonly used in the industry and is presented because EarthLink believes it provides relevant and useful information to investors. Management believes that excluding the effects of the items noted above enables investors to better understand and analyze the current period’s results and provides a better measure of comparability.

Below is a reconciliation of this non-GAAP financial performance measure to the most comparable measure reported in accordance with U.S. generally accepted accounting principles:

ONE COMMUNICATIONS CORP.

Reconciliation of Loss From Continuing Operations to Adjusted EBITDA

(in thousands)

Twelve Months
Ended
September 30,
2010

Loss from continuing operations	$(53,670)
Interest expense and income, net	57,657
Income tax benefit	(3,837)
Depreciation and amortization	104,715
Stock-based compensation expense	6,284
Reversal of goodwill impairment	(35,000)
Other loss	2,941
Adjusted EBITDA	$79,090